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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                August 28, 1997

Urohealth Systems, Inc.
5 Civic Plaza, Suite 100
Newport Beach, California 92660

     Re: Registration Statement on Form S-4; Registration No. 333-34043

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, Registration No. 333-34043, as amended (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 14,105,293 shares of your common stock, $.001 par value ("Common Stock") issuable in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger dated as of April 19, 1997, as amended (the "Merger Agreement"), among Urohealth Systems, Inc., a Delaware corporation ("Urohealth"), Urohealth Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Urohealth, and Imagyn Medical, Inc., a Delaware corporation ("Imagyn").

     As your counsel in connection with the Registration Statement, we have examined (i) the proceedings taken by you in connection with entering into the Merger Agreement, (ii) the proceedings taken by you in connection with the authorization of the issuance of shares of the Common Stock to be issued in connection with the Merger (the "Shares"), and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents as we have deemed necessary to render this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued in exchange for shares of Imagyn in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock.

     We express no opinion as to the matters governed by any laws other than the laws of the State of Delaware which are in effect as of the date hereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ MORRISON & FOERSTER LLP
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                                               Morrison & Foerster LLP